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                                                                 EXHIBIT (11)(d)

[letterhead of PricewaterhouseCoopers LLP,
 160 Federal Street,
 Boston, MA 02110-9862
 Telephone (617) 428-8400
 Facsimile (617) 439-7393]

                         REPORT OF INDEPENDENT AUDITORS

To the Trustees of State Street Research
Securities Trust and the Shareholders of State Street Research Large - Cap Analyst Fund

In our opinion, the statement of changes in net assets for the year ended April 30, 2002 and the financial highlights for the four years in the period ended April 30, 2002 of the State Street Research Large Cap - Analyst Fund (a series of State Street Research Securities Trust, hereafter referred to as the "Trust") (appearing in the State Street Research Large Cap - Analyst Fund 2003 Annual Report to Shareholders) present fairly, in all material respects, the changes in the Fund's net assets and the financial highlights for the above-described periods, in conformity with accounting principles generally accepted in the United States of America. This financial statement and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Trust's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which include confirmation of securities at April 30, 2002 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
June 14, 2002